As filed with the Securities and Exchange Commission on September 28, 2015

Registration No. 333-186076

Registration No. 333-188361

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 (No. 333-186076)

POST-EFFECTIVE AMENDMENT NO. 2 (No. 333-188361)

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RED MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	27-1739487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2515 McKinney Avenue, Suite 900

Dallas, Texas 75201

(214) 871-0400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan W. Barksdale

Chief Executive Officer

2515 McKinney Avenue, Suite 900

Dallas, Texas 75201

(214) 871-0400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Garrett A. DeVries

Yuki P. Whitmire

Akin Gump Strauss Hauer & Feld LLP

1700 Pacific Avenue, Suite 4100

Dallas, Texas 75201

(214) 969-2800

(214) 969-4343 (fax)

Explanatory Note

The Registrant is filing these Post-Effective Amendments No. 2 (“Post-Effective Amendments”) to the following Registration Statements on Form S-3 (“Registration Statements”), which have been previously filed with the Securities and Exchange Commission:

•	Registration No. 333-186076, filed on January 17, 2013, as amended by Post-Effective Amendment No. 1 filed on February 21, 2014, for an indeterminate number of shares of common stock, preferred stock, warrants and debt securities; and
•	Registration No. 333-188361 , filed on May 3, 2013, as amended by Post-Effective Amendment No. 1 filed on February 21, 2014, covering 1,518,880 shares of common stock for resale by selling shareholders.

In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that have not been sold at the termination of the offering, the Registrant hereby amends the Registration Statements to deregister any remaining securities registered and unsold under the Registration Statements. The securities are being removed from registration because the securities are no longer being offered or sold pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 28, 2015.

RED MOUNTAIN RESOURCES, INC.

By:	/s/	Alan W. Barksdale
Alan W. Barksdale Chief Executive Officer

No ther person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.